Exhibit 99.2

First Quarter 2018 Financial Results Conference Call

Forward Looking Statement 2 This presentation contains express or implied forward - looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward - looking statements include, but are not limited to those statements regarding the expected sale of our aerospace and defense business, Enertec , that we believe the sale of Enertec will fortify our balance sheet and enable us to expand our MRM offerings, that we see demand continuing to grow for Micronet’s products as the Electronic Logging Device, or ELD, mandate nears, our plans for new MRM products, including Software as a Services, or SaaS, products that as Micronet delivers on higher volume we will continue to see top line improvement, our expectation that Micronet will see continued demand for its products in the second quarter of 2018, our strategy to increase market share in Europe our expectations regarding fulfillment of backlog, pipeline and future growth, that we believe that Enertec’s defense business is in a strong position in the marketplace and has the potential for growth, our belief that the combination of our existing backlog and potential new orders should improve our topline and gross margin numbers, that we are broadening our portfolio of products to address additional target market segments in the MRM market to drive our expansion and other trend information.Such forward - looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward - looking statements contained in this presentation are subject to other risks and uncertainties including those discussed in the risk factor section and elsewhere in the company’s annual report on Form 10 - K for the year ended December 31, 2017 and in subsequent filings with the Securities and Exchange Commission. .

3 ▪ Micronet Enertec experienced substantial growth in revenues and gross margins by shipping against its existing backlog to current and new customers ▪ Q 1 2018 revenues increased by 121 % to $ 5.98 million over Q 1 2017 revenues of $ 2.70 million ▪ Gross margin increased to 29 % in Q 1 2018 from 14 % Q 1 2017 ▪ MRM backlog was $ 4.7 million as of March 31 , 2018 ▪ Demand expected to continue to grow as electronic logging device (ELD) mandate requirement deadline nears and additional new MRM products are introduced by Micronet Micronet Q1 2018 Results

Micronet Market Status & Business Development 4 ▪ $4.7 million backlog from existing customers with growing amount of customers evaluating products in the field ▪ Q1 2018 revenues resulting from fulfillment of prior orders which resulted in improvement in revenues and in gross margin ▪ New orders stream resumed in April. Expecting continued demand in the coming months ▪ Accelerated MDM (Business development Mobile device Management) monetization , our SAAS offering generating over ~$300,000/Year ▪ Building foundation to address Value Added Reseller (VAR) and distribution channels ▪ Launching marketing efforts in Europe with Big TSP’s (Telematics Service Provider) ▪ Market Place – Ongoing integrations, recruitments, partner meetings ▪ Strategic partnership initiatives including exploring Video Apps Integrations

Enertec Q1 2018 Results 5 ▪ Enertec announced it received a purchase order of approximately $1.6 million with a Fortune 50 medical device company, in a follow - on order for fully automated testing systems for medical calibration devices treating heart rhythm disorders ▪ Enertec revenues for the Q1 2018 were approximately the same as Q1 2017, at $2.6 million. ▪ Gross margin improved to 25% in Q1 2018 as compered to 12% in Q1 2017. ▪ A stable backlog of ~ $ 9.7 million as of March 31, 2018. ▪ A transition from two - year projects to one and one and a half year projects. ▪ Increase in medical sales should contribute higher profitability in 2018. ▪ Command & Control shelters (C&C): strong future potential following good performance in the C&C 2017 deliveries. ▪ Defense: Strong position in the market place. ▪ Medical: Significant potential.

Q1 2017 vs. Q1 2018 Revenues 6 $2.70 $5.98 $0 $1 $2 $3 $4 $5 $6 $7 Q1 2017 Q1 2018 (in millions) Revenues for Q1 2017 vs. Q1 2018

7 Income Statement Highlights (in 000s except share and per share data) Three months ended March 31, 2018 2017 Revenues $ 5,980 $ 2,701 Cost of revenues 4,258 2,327 Gross profit 1,722 374 Operating expenses: Research and development 527 397 Selling and marketing 454 392 General and administrative 1,212 1,119 Amortization of intangible assets 222 235 Total operating expenses 2,415 2,143 Loss from operations (693) (1,769) Financial (expenses) benefit, net (392) 60 Loss before provision for income taxes (1,085) (1,709) Taxes on income (benefit) - (2) Net loss from continued operation (1,085) (1,707) Net loss from discontinued operation 111 (595) Total Net Loss (974) (2,302) Net loss attributable to non-controlling interests (124) (690) Net loss attributable to Micronet Enertec Technologies, Inc. (850) (1,612) Basic and diluted loss per share from continued operation (0.11) (0.16 Basic and diluted loss per share from discontinued operation $ 0.01 $ (0.09) Weighted average common shares outstanding: Basic 8,867,830 6,430,762

Non - GAAP (in 000s except share and per share data) 8 Three months ended March 31, (Dollars in Thousands, other than share and per share amounts) 2018 2017 GAAP net loss from continued operation attributable to Micronet Enertec $ (961) $ (1,017) Amortization of acquired intangible assets 111 132 Stock-based compensation and shares issued to service providers 88 33 Amortization of note discount 37 - Income tax-effect of above non-GAAP adjustments - (1) Total Non-GAAP net loss from continued operation $ (725) $ (853)

Balance Sheet March 31, 2018 December 31, 2017 Cash, cash equivalents and marketable securities $3.6M $2.4M Trade account receivable, net $4.8M $5.2M Bank & others debts $7.7M $5.2M Net working capital $5.3M $3M Stockholders’ equity $5.7M $6.0M 9

Thank You 10 Q & A